BlackRock Funds II (the "Registrant")
BlackRock 20/80 Target Allocation Fund
BlackRock 40/60 Target Allocation Fund
BlackRock 60/40 Target Allocation Fund
BlackRock 80/20 Target Allocation Fund
BlackRock Core Bond Portfolio
BlackRock High Yield Bond Portfolio
BlackRock Low Duration Bond Portfolio
BlackRock Credit Strategies Income Fund
BlackRock GNMA Portfolio
BlackRock U.S. Government Bond Portfolio

77Q1(d):

Copies of all constituent instruments defining the rights of holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I Attached please find as an exhibit to sub-item 77Q1(d) of Form N-SAR a copy of the Registrant's Fifth Amended and Restated Plan Pursuant to Rule 18f-3 Under the Investment Company Act.



Exhibit 77Q1(d)
BLACKROCK FUNDS II
(the "Fund")
FIFTH AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3 FOR
OPERATION OF
A MULTI-CLASS DISTRIBUTION SYSTEM
I. INTRODUCTION
            On February 23, 1995, the Securities and Exchange Commission (the "Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution system without the need to obtain an exemptive order under Section 18 of the 1940 Act.  Rule 18f-3, which
became effective on April 3, 1995, requires an investment
company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. The Board of Trustees of the Fund approved this Fifth Amended and Restated Plan, effective June 28, 2017, in connection with the Fund's operation of its current multi-class distribution system in compliance with Rule 18f-3.
II. ATTRIBUTES OF CLASSES
A.            Generally
            Each investment portfolio of the Fund (each a "Portfolio" and, collectively, the "Portfolios") as set out in Appendix A hereto may offer up to 13 of the following classes of shares: Service Shares; Investor A Shares; Investor B Shares; Investor C Shares; Institutional Shares; Investor A1 Shares; Investor B1 Shares; Investor C1 Shares; Investor C2 Shares; Investor C3 Shares; Class R Shares; Class K Shares and Class T Shares.
            In general, shares of each class shall be identical except for different expense variables (which will result in different yields or total returns for each class), certain related rights and certain shareholder services. More particularly, Investor A Shares, Investor B Shares, Investor C Shares, Service Shares, Institutional Shares, Investor A1
Shares, Investor B1 Shares, Investor C1 Shares, Investor C2 Shares, Investor C3 Shares, Class R Shares, Class K Shares and Class T Shares of each Portfolio shall represent equal pro rata interests in the assets of the particular Portfolio, and shall be identical in all respects, except for: (a) the impact of (i) distribution and shareholder servicing expenses under the Fund's Distribution and Service Plan assessed to each particular share class; (ii) transfer agency and certain administration expenses assessed from time to time to particular share classes; and
(iii) any other expenses identified from time to time that
should be properly allocated to each particular share class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the non-interested trustees; (b) the fact that each class shall vote separately on any matter submitted to shareholders that pertains to (i) the Fund's Distribution and Service Plan applicable to such class and (ii) the class expenses borne by such class; (c) the exchange privileges and/or conversion features of each class of shares; (d) the sales charge(s) applicable to certain classes of shares; (e) the designation of each class of shares of a Portfolio; and (f) the different shareholder services relating to each class of shares.
B.            Sales Charges; Distribution Arrangements; Other
Expenses
            Investor A Shares
            Investor A Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund's transfer agent, subject to restrictions described in their prospectus.
            Investor A Shares of the Fund's equity portfolios (the "Equity Portfolios") and bond portfolios (the "Bond Portfolios") generally shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus. When the aggregate offering price of Investor A Shares of the Equity and Bond Portfolios purchased by an investor qualifies the investor to purchase such shares without paying a front-end sales charge, a contingent deferred sales charge may be imposed at the rates (and subject to the reductions and exemptions) described in the prospectus. Investor A Shares of the Fund's money market portfolios, if any (the "Money Market Portfolios"), shall not be subject to a sales charge.
            Investor A Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.
            Distribution fees shall be payable to the Fund's distributor and/or to BlackRock Advisors, LLC or its affiliates (collectively, "BlackRock") primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to brokers, dealers, other financial institutions or other industry professionals (collectively, "Selling Agents")
for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor A Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.
            Shareholder servicing fees shall be payable to brokers, dealers, other financial institutions or other industry professionals (including BlackRock) (collectively, "Service Agents") for general shareholder liaison services.
            Investor A1 Shares
            Investor A1 Shares are to be issued in connection with certain business combinations and generally shall not be available for purchase by the general public.  Additional
Investor A1 Shares shall only be issued in connection with the reinvestment of dividends and other distributions and to certain qualified employee benefit plans. Investor A1 Shares of the Equity and Bond Portfolios may be subject to a front-end or contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in the prospectus.
            Investor A1 Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.
            Distribution fees shall be payable to the Fund's distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii)
to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor A1 Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.
            Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.
            Investor B Shares and Investor C Shares
            Investor B Shares and Investor C Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund's transfer agent, subject to restrictions described in their prospectus. Investor
B Shares and Investor C Shares of the Equity and Bond Portfolios generally shall be subject to a contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus.
            Investor B Shares and Investor C Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.
            Distribution fees shall be payable to the Fund's distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii)
to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor B Shares and Investor C Shares out of its past profits or any additional sources (other than distribution fees) which are available to
it.
            Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.
            Investor B1 Shares, Investor C1 Shares, Investor C2 Shares and Investor C3 Shares
            Investor B1 Shares, Investor C1 Shares, Investor C2 Shares and Investor C3 Shares are to be issued in connection with certain business combinations and generally shall not be available for purchase by the general public. Additional
Investor B1 Shares, Investor C1 Shares, Investor C2 Shares and Investor C3 Shares shall only be issued in connection with the reinvestment of dividends and other distributions and to certain qualified employee benefit plans. Investor B1 Shares, Investor
C1 Shares, Investor C2 Shares and Investor C3 Shares of the
Equity and Bond Portfolios generally shall be subject to a contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus.
            Investor B1 Shares, Investor C1 Shares, Investor C2 Shares and Investor C3 Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.
            Distribution fees shall be payable to the Fund's distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii)
to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor B1 Shares, Investor C1 Shares, Investor C2 Shares and Investor C3 Shares
out of its past profits or any additional sources (other than distribution fees) which are available to it.
            Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.
            Service Shares
            Service Shares shall be available for purchase by institutions which act on behalf of their customers maintaining accounts with such institutions and which provide their customers with certain shareholder services, subject to restrictions described in their prospectus. Service Shares shall also be available to investors acquiring Service Shares in connection with certain business combinations ("Direct Service Investors") and investors that participate in certain asset allocation programs described in the prospectus. Service Shares of a Portfolio shall not be subject to a sales charge.
            Service Shares of a Portfolio shall bear the expense of shareholder servicing fees described in the prospectus, if any.
            Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.
            The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Service Shares out of its past profits or any
sources which are available to it.
            Institutional Shares
            Institutional Shares shall be available from the distributor for purchase by institutional investors, individuals and others meeting certain minimum investment and other requirements described in the prospectus. Institutional Shares shall also be available for purchase through financial intermediaries that have entered into an agreement with the distributor to offer such shares on a platform that charges a transaction-based sales commission outside of the Portfolio. Institutional Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan or shareholder servicing plan. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Institutional Shares out of its past profits or any sources which are available to it.
            Class R Shares
            Class R Shares shall be available for purchase only through certain retirement plans, subject to restrictions described in their prospectus. Class R Shares of a Portfolio shall not be subject to a sales charge.
            Class R Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.
            Distribution fees shall be payable to the Fund's distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii)
to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Class R Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.
            Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.
            Class K Shares
            Class K Shares shall be available only to (i) certain employee benefit plans, such as health savings accounts, and certain employer-sponsored retirement plans (not including SEP IRAs, SIMPLE IRAs and SARSEPs), (ii) collective trust funds, investment companies and other pooled investment vehicles, each of which may purchase shares of a Portfolio through a financial professional or selected securities dealer, broker, investment adviser, service provider or industry professional (including BlackRock, The PNC Financial Services Group, Inc. and their respective affiliates) (each a "Financial Intermediary") that has entered into an agreement with the Fund's distributor to purchase such shares, (iii) "Institutional Investors," which include, but are not limited to, endowments, foundations, family offices, banks and bank trusts, local, city, and state governmental institutions, corporations and insurance company separate accounts, each of which may purchase shares of a Portfolio through a Financial Intermediary that has entered into an agreement with the Fund's distributor to purchase such shares and (iv) any other investors who met the eligibility criteria for BlackRock Shares or Class K Shares prior to August 15, 2016 and have continually held Class K Shares of the Portfolio in the same account since August 15, 2016.
            Class K Shares of a Portfolio are also available to employees, officers and directors/trustees of BlackRock, Inc.
and of mutual funds sponsored and advised by BlackRock and immediate family members of such persons, if they open an account directly with BlackRock. Class K Shares are not subject to sales charges or distribution fees.
            Class T Shares
            Class T Shares shall be available for purchase through certain securities brokers, dealers or financial institutions, subject to restrictions described in the prospectus.
            Class T Shares generally shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus. Class T Shares shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.
            Distribution fees shall be payable to the Fund's distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii)
to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Class T Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.
            Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.
            Other Class-Specific Expenses
            In addition to the class-specific expenses mentioned above, each class of shares shall bear the transfer agency expenses and class-specific administration expenses payable to the transfer agent and administrators for such share class under agreements approved by the Fund's Board of Trustees from time to time.
C.            Exchange Privileges
Investor A Shares and Investor A1 Shares
            A holder of Investor A Shares or Investor A1 Shares in a Portfolio generally shall be permitted to exchange his shares for Investor A Shares of any other Portfolio of the BlackRock
Fund family at the net asset value of such shares next
determined after the transfer agent's receipt of a request for an exchange, plus any applicable sales charge, subject to the restrictions described in the prospectus.
            Investor B Shares and Investor B1 Shares
            A holder of Investor B Shares or Investor B1 Shares of a Portfolio generally shall be permitted to exchange his shares for Investor B Shares of any other Portfolio of the BlackRock
Fund family at the net asset value of such shares next
determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the
prospectus.
            Investor C Shares, Investor C1 Shares, Investor C2 Shares and Investor C3 Shares
            A holder of Investor C Shares, Investor C1 Shares, Investor C2 Shares, or Investor C3 Shares of a Portfolio
generally shall be permitted to exchange his shares for Investor
C Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the prospectus.
            Service Shares
            Unless he is a Direct Service Investor, a holder of Service Shares in a Portfolio generally shall be permitted to exchange his shares for Service Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the
prospectus.    To the extent permitted from time to time by the
Fund, at the election of Direct Service Investors, Service
Shares of a Portfolio may be exchanged for Investor A Shares of the same Portfolio on the basis of the net asset values of each class of shares next determined after the transfer agent's receipt of an exchange request, subject to the restrictions described in the prospectus. Except as stated above, Direct Service Investors shall have no exchange privileges.
            Institutional Shares
            A holder of Institutional Shares in a Portfolio generally shall be permitted to exchange such shares for Institutional Shares of any other Portfolio of the BlackRock
Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the prospectus.
            Class R Shares
            The Fund shall not offer Class R Shares with an exchange privilege.
            Class K Shares
            A holder of Class K Shares in a Portfolio generally shall be permitted to exchange his shares for Class K Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the prospectus.
            Class T Shares
            The Fund shall not offer Class T Shares with an exchange privilege.
D.            Conversion Features
Investor A Shares and Investor A1 Shares
            The Fund shall not offer Investor A Shares or Investor A1 Shares with a conversion feature.
            Investor B Shares and Investor B1 Shares
            A certain number of years (specified in the prospectus) after the date of purchase or acquisition, Investor
B Shares or Investor B1 Shares of a Portfolio shall automatically convert to Investor A or Investor A1 Shares, as stated in the prospectus, of the same Portfolio at the net asset value of each class of shares at the time of conversion. Upon each conversion of Investor B Shares or Investor B1 Shares of a Portfolio that were not acquired through reinvestment of dividends or distributions, a proportionate amount of Investor B Shares or Investor B1 Shares, as the case may be, of such Portfolio that were acquired through reinvestments of dividends or distributions will likewise automatically convert to Investor
A Shares or Investor A1 Shares, as stated in the prospectus, of the same Portfolio.
            Investor C Shares, Investor C1 Shares, Investor C2 Shares and Investor C3 Shares
            The Fund shall not offer Investor C Shares, Investor C1 Shares or Investor C2 Shares with a conversion feature.
            Service Shares, Institutional Shares, Class R Shares, Class K Shares and Class T Shares
            The Fund shall not offer Service Shares, Institutional Shares, Class R Shares, Class K Shares or Class T Shares with a conversion feature.
E.             Shareholder Services
      1.             Systematic Withdrawal Program
            The Fund shall offer a systematic withdrawal program, subject to the restrictions described in the prospectus, whereby, in general: (i) investors may arrange to have Investor
A Shares, Investor A1 Shares, Investor B Shares, Investor B1 Shares, Investor C Shares, Investor C1 Shares, Investor C2
Shares, Investor C3 Shares or Class T Shares redeemed automatically; and (ii) Direct Service Investors may arrange to have Service Shares redeemed automatically.
            The Fund shall not offer a systematic withdrawal program to investors in Institutional Shares, Class R Shares or Class K Shares or to investors in Service Shares who are not Direct Service Investors.
      2.             Automatic Investing Program
            The Fund shall offer an automatic investing program, subject to the restrictions described in the prospectus, whereby, in general: (i) an investor may arrange to have Investor A Shares, Investor B Shares, Investor C Shares or Class
T Shares purchased automatically by authorizing the Fund's transfer agent to withdraw funds from the investor's bank account; and (ii) a Direct Service Investor may arrange to have Service Shares purchased automatically by authorizing the Fund's transfer agent to withdraw funds from the Direct Service Investor's bank account.
            The Fund shall not offer the automatic investment program to investors in Investor A1 Shares, Investor B1 Shares, Investor C1 Shares, Investor C2 Shares, Investor C3 Shares, Institutional Shares, Class R Shares or Class K Shares or to investors in Service Shares who are not Direct Service
Investors.
      3.             Systematic Exchange Program
            The Fund shall offer a systematic exchange program, subject to the restrictions described in the prospectus, whereby, in general, an investor may arrange to have Investor A Shares, Investor A1 Shares, Investor B Shares, Investor B1
Shares, Investor C Shares, Investor C1 Shares, Investor C2
Shares or Investor C3 Shares exchanged automatically from one Portfolio to up to four other Portfolios.
            The Fund shall not offer the systematic exchange program to investors in Service Shares, Institutional Shares, Class R Shares, Class K Shares or Class T Shares.
      4.             Dividend Allocation Plan
            The Fund shall offer a dividend allocation plan, subject to the restrictions described in the prospectus, whereby, in general, an investor may arrange to have dividends and distributions on such Investor A Shares, Investor A1 Shares, Investor B Shares, Investor B1 Shares, Investor C Shares,
Investor C1 Shares, Investor C2 Shares or Investor C3 Shares of one Portfolio automatically invested in another Portfolio.
            The Fund shall not offer the dividend allocation plan to investors in Service Shares, Institutional Shares, Class R Shares, Class K Shares or Class T Shares.
F.             Methodology for Allocating Expenses Among Classes
            Class-specific expenses of a Portfolio shall be allocated to the specific class of shares of that Portfolio. Non-class-specific expenses of a Portfolio shall be allocated in accordance with Rule 18f-3(c).


Appendix A


BlackRock Funds II

BlackRock 20/80 Target Allocation Fund
BlackRock 40/60 Target Allocation Fund
BlackRock 60/40 Target Allocation Fund
BlackRock 80/20 Target Allocation Fund
BlackRock Core Bond Portfolio
BlackRock Credit Strategies Income Fund
BlackRock Dynamic High Income Portfolio
BlackRock Emerging Markets Bond Fund
BlackRock Emerging Markets Flexible Dynamic Bond Portfolio
BlackRock Emerging Markets Local Currency Bond Fund
BlackRock Floating Rate Income Portfolio
BlackRock Global Dividend Portfolio
BlackRock GNMA Portfolio
BlackRock High Yield Bond Portfolio
BlackRock Inflation Protected Bond Portfolio
BlackRock LifePath(r) Smart Beta 2020 Fund
BlackRock LifePath(r) Smart Beta 2025 Fund
BlackRock LifePath(r) Smart Beta 2030 Fund
BlackRock LifePath(r) Smart Beta 2035 Fund
BlackRock LifePath(r) Smart Beta 2040 Fund
BlackRock LifePath(r) Smart Beta 2045 Fund
BlackRock LifePath(r) Smart Beta 2050 Fund
BlackRock LifePath(r) Smart Beta 2055 Fund
BlackRock LifePath(r) Smart Beta 2060 Fund
BlackRock LifePath(r) Smart Beta Retirement Fund
BlackRock Low Duration Bond Portfolio
BlackRock Managed Income Fund
BlackRock Multi-Asset Income Portfolio
BlackRock Strategic Income Opportunities Portfolio
BlackRock U.S. Government Bond Portfolio